Exhibit 1

Joint Filing Agreement

The undersigned agree that the foregoing statement on Schedule 13D, dated May 10, 2013, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Date: May 10, 2013

PRESCOTT General partners LLC

/s/ Scott J. Vassalluzzo

Name: Scott J. Vassalluzzo

Title: Managing Member

PRESCOTT ASSOCIATES L.P.

By: Prescott General Partners LLC

Its: General Partner

/s/ Scott J. Vassalluzzo

Name: Scott J. Vassalluzzo

Title: Managing Member

/s/ Thomas W. Smith

Thomas W. Smith

/s/ Scott J. Vassalluzzo

Scott J. Vassalluzzo